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                                                                    EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Color Kinetics Incorporated ("the Company") for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof ("the Report"), each of the undersigned, William J. Sims, Chief Executive Officer, and David K. Johnson, Senior Vice President and Chief Financial Officer, of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM J. SIMS                              /s/ DAVID K. JOHNSON

Chief Executive Officer                          Senior Vice President and Chief
                                                 Financial Officer

Date: March 15, 2006                             Date: March 15, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Color Kinetics Incorporated and will be retained by Color Kinetics Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.